As filed with the Securities and Exchange Commission
                      on December __, 1994

                                        Registration No. ________

               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549

                            FORM S-3

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933


                       HUGHES SUPPLY, INC.
     (Exact name of Registrant as specified in its charter)

Florida                            59-0559446
(State or other jurisdiction of    (IRS Employer Identification
incorporation or organization)     Number)

                     20 North Orange Avenue
                            Suite 200
                     Orlando, Florida  32801
                         (407) 841-4755
                (Address and telephone number of
            Registrant's principal executive offices)


                  Robert N. Blackford, Esquire
                 Maguire, Voorhis & Wells, P.A.
                     Two South Orange Plaza
                       Post Office Box 633
                     Orlando, Florida  32802
                         (407) 244-1100
               (Name, address and telephone number
                      of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time following the effective date of this Registration
Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please
check the following box.  [   ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ x ]

                     (Cover page continued)

                 CALCULATION OF REGISTRATION FEE


                           Proposed       Proposed
Title of                   Maximum        Maximum
Securities    Amount       Offering       Aggregate  Amount of
to be         to be        Price          Offering   Registration
Registered    Registered   per Share (1)  Price (1)  Fee

Common Stock, 246,376 shs. $16.75         $4,126,798 $1,423.03
par value
$1.00 per
share


(1) Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, as the average of the high and low prices for sales of the Company's Common Stock on December 9, 1994 as reported by the New York Stock Exchange.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

               ___________________________________

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. Information contained herein is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PRELIMINARY PROSPECTUS Dated December __, 1994

                         246,376 SHARES
                       HUGHES SUPPLY, INC.

                          Common Stock

     This Prospectus relates to an offering of up to 246,376 shares of Common Stock, par value $1.00 (the "Common Stock"), of Hughes Supply, Inc., a Florida corporation (the "Company"), that were issued pursuant to the Asset Purchase Agreement, dated October 20, 1994 by and between the Company and The Treaty Company, an Ohio corporation ("The Treaty Company").

     The shares of Common Stock may be offered by and on behalf of The Treaty Company, or by transferees or other successors in interest (the "Selling Shareholder"). See "Selling Shareholder." The Company will not receive any proceeds from the sale of the Common Stock offered hereby. The shares may be offered on the New York Stock Exchange, Inc. (the "NYSE") or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. See "Plan of Distribution."

     The Selling Shareholder will bear all underwriting expenses with respect to the offering of the shares of Common Stock offered hereby. The costs associated with registering the shares, including the Company's legal and accounting fees, transfer agent's fees and the costs of preparation and printing of this Prospectus, estimated at $25,923.03, will be borne by the Company.

     The Common Stock of the Company is traded on the NYSE under the symbol "HUG."  On December 9, 1994, the last reported sale price of the Common Stock was $16.50 per share.
                      _____________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                      _____________________

        This date of this Prospectus is __________, 1995.
                      AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 5th Street, N.W., Room 1024, Washington, D.C. 20549-1104, and at the following regional offices of the Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates at the principal office of the Commission at 450 5th Street, N.W., Washington, DC 20549. In addition, the Common Stock of the Company is traded on the NYSE and such reports, proxy statements and information concerning the Company can also be inspected at the offices of the NYSE, Room 401, 20 Broad Street, New York, New York 10005.

     This Prospectus, which constitutes part of a Registration Statement on Form S-3 filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), omits certain of the information contained in the Registration Statement. The right to purchase one-hundredth of a share of the Company's Series A Junior Participating Preferred Stock, no par value per share (collectively, "Rights"), is attached to each share of Common Stock, including each share of Common Stock offered hereby. Any reference in this Prospectus to the Common Stock shall include such Rights. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement. Certain parts of the Registration Statement have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which can be inspected at the public reference rooms at the offices of the Commission.

                   COPIES OF CERTAIN DOCUMENTS

     The Company will provide without charge to each person, including any beneficial owner of such person, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all information incorporated by reference in this Prospectus (not including exhibits to the information that has been incorporated by reference, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to Hughes Supply, Inc. Attention: J. Stephen Zepf, Treasurer and Chief Financial Officer, at 20 North Orange Avenue, Suite 200, Orlando, Florida 32801, or telephone (407) 841-4755.

                    ________________________


     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                           THE COMPANY


     Hughes Supply, Inc. (the "Company") was founded as a general partnership in Orlando, Florida in 1928. The Company was incorporated as a Florida corporation in 1947.

     The Company is primarily engaged in the wholesale distribution of a broad range of materials, equipment and supplies to the construction industry and the electrical and mechanical trades. Major product lines distributed by the Company include electrical, plumbing, electric utility equipment, building materials, water and sewer equipment, air conditioning and heating equipment and pipe, valves, and fittings.

     Immediately prior to the date of this Prospectus the Company distributed its product lines through its existing 152 wholesale sales outlets located in Florida and 9 other states throughout the Southeast, including 62 sales outlets in Florida, 21 sales outlets in Georgia, 8 sales outlets in Alabama and 2 sales outlets in South Carolina operated under the name of Hughes Supply, Inc. and a total of 59 sales outlets located in Florida, Georgia, North Carolina, South Carolina, Mississippi, Tennessee, Kentucky, Maryland and Virginia operated under the names of subsidiaries of the Company. The existing sales outlets operated by the Company and its subsidiaries include 3 previously unaffiliated sales outlets located in Savannah, Georgia, Jacksonville, Florida and Longwood, Florida, which have been acquired by the Company and its subsidiaries during the current fiscal year. From the date of this Prospectus the Company will continue to distribute its product lines through its aforementioned existing 152 sales outlets together with the additional 16 sales outlets of The Treaty Distribution Group referred to below.

     As of the date of this Prospectus the Company will also have acquired the assets and business of The Treaty Distribution Group (the "Group") from The Treaty Company (the "Selling Shareholder"). The Group consists of 16 sales outlets, including 12 sales outlets located in the state of Ohio and 4 sales outlets located in the state of Indiana. The outlets of the Group are primarily engaged in the wholesale distribution of plumbing, air conditioning and heating equipment and supplies, water and sewer materials, equipment and supplies, and pipe, valves, and fittings. The shares of Common Stock offered hereby constituted a part of the consideration paid by the Company to the Selling Shareholder for the acquisition of the Group. See "Selling Shareholder."

     The principal executive offices of the Company are located at 20 North Orange Avenue, Suite 200, Orlando, Florida 32801 and its telephone number is (407) 841-4755.


                         USE OF PROCEEDS

     The shares of Common Stock offered hereby are being offered for the account of the Selling Shareholder and the Company will receive no proceeds from the sale of such shares.


                       SELLING SHAREHOLDER

     The following table sets forth certain information as of the date of this Prospectus with respect to the beneficial ownership of the shares of Common Stock offered hereby. The Selling Shareholder has sole voting and investment power with respect to such shares. The table also reflects the effect of the sale of the shares offered hereby.

                    Before Offering               After Offering

             Number of
             Shares    Percent of  Number of              Percent of
             Owned     Outstanding Shares to   Number of  Outstanding
                (1)    Shares (2)  be Sold   Shares Owned Shares


The Treaty Company
c/o Montgomery,
 Shelton & Company
560 Green Bay Road,
Winnetka, IL 60093
Attn: M. Mead Montgomery
Chairman of the Board
              246,376      4.1      246,376      -0-         -0-


(1) On the date of this Prospectus, the Company, pursuant to the Asset Purchase Agreement dated October 20, 1994 (the "Purchase Agreement") between the Company and The Treaty Company, acquired substantially all of the assets and business of the Treaty Distribution Group (the "Group"), a division of the Selling Shareholder, for a base purchase price of $15,250,000 (the "Base Price") paid by the Company at the closing. The shares being offered hereby were delivered to the Selling Shareholder at the closing on the date of this Prospectus in payment of $4,250,000 of the Base Price. For such purpose the shares were valued at $17.25 per share in accordance with the terms of the Purchase Agreement. The balance of the Base Price delivered at the closing, which is subject to certain post-closing adjustments to determine the adjusted purchase price (the "Adjusted Purchase Price"), consisted of $9,475,000 in cash and a promissory note from the Company in the principal amount of $1,525,000. The promissory note, together with interest thereon at the lower of the rate imputed by the Internal Revenue Service for loans of a duration of 15 months or the cost of funds to the Company under its line of credit agreement with its principal lender, will be due and payable on April 1, 1996. The Adjusted Purchase Price will be not more than $16,000,000 nor less than $14,000,000. As of the date of this Prospectus the Group is operated as a division of the Company. Under the applicable Rules of the Securities and Exchange Commission the acquisition by the Company of the assets and business of the Group did not constitute the acquisition of a significant amount of assets, a significant business combination, or the acquisition of a significant subsidiary, and management of the Company does not consider the transaction to be a material change in the Company's affairs.

     The registration under the Securities Act of 1933, as amended, of the shares offered hereby to permit resale of the shares by the Selling Shareholder concurrently with the closing was a condition of the acquisition under the Purchase Agreement. Under the Purchase Agreement the Company has agreed to use its best efforts to keep such registration effective for a period of not less than 2 years from the date of the closing.

(2) Calculated on the basis of 6,039,611 shares outstanding, including 5,793,235 shares outstanding prior to the date of this Prospectus and the 246,376 Shares issued on the date hereof and offered hereby.



                      PLAN OF DISTRIBUTION

     The shares of Common Stock offered hereby may be sold from time to time by the Selling Shareholder, or by transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. Such shares may be sold by one or more of the following: (a) block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions, transactions directly with a market maker, and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholder in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

     Upon the Company's being notified by the Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplemented Prospectus will be filed, if required, pursuant to Rule 424(c) under the Act, disclosing (i) the name of the Selling Shareholder and of the participating broker-dealer(s), (ii) the number of shares involved,
(iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction.


                       RECENT DEVELOPMENTS

     No material changes in the business or affairs of the Company have occurred since January 28, 1994, which have not been described in any report on Form 10-Q or Form 8-K or in this Prospectus.


                          LEGAL MATTERS

     Maguire, Voorhis & Wells, P.A., Two South Orange Plaza, Orlando, Florida 32801, counsel to the Company, has rendered an opinion with respect to the valid issuance and nonassessability of the shares of Common Stock being offered hereby and as to certain other matters. Robert N. Blackford, a member of that firm, is Secretary and a director of the Company. Certain members of that firm beneficially own 22,637 shares of the Company's Common Stock.


                             EXPERTS

     The consolidated financial statements of the Company and its subsidiaries incorporated by reference into the Company's annual report on Form 10-K for the year ended January 28, 1994, have been audited by Coopers & Lybrand, independent accountants, as set forth in their report dated March 17, 1994 accompanying such financial statements and are incorporated herein by reference in reliance upon the report of such firm, which report is given upon their authority as experts in accounting and auditing.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended January 28, 1994, and the Company's quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 1994, July 31, 1994, and October 31, 1994 and Current Reports on Form 8-K dated May 24, 1994 and October 20, 1994 filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated in this Prospectus by reference and all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering described herein shall be deemed to be incorporated in this Prospectus and to be a part hereof from the date of the filing of such documents.
The description of the Company's Common Stock which is contained in a Registration Statement filed under the Exchange Act, and any amendments or reports filed for the purpose of updating such description are hereby incorporated in this Prospectus by reference.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any other subsequently filed document which is also incorporated by reference modifies or replaces such statement.




      (the remainder of this page intentionally left blank)

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     It is estimated that the Registrant will incur the following expenses in connection with the offering of the securities being registered. All of the amounts shown are estimated except for the Securities and Exchange Commission registration fee, and all of said amounts will be paid by the Registrant.

     Registration Fee - Securities and
          Exchange Commission.................  $ 1,423.03
     Blue Sky Expenses........................    1,500.00
     Accounting ..............................   10,500.00
     Legal Fees...............................    7,500.00
     Printing.................................      500.00
     Transfer Agent's Fees and Expenses.......    1,500.00
     Miscellaneous Expenses...................    3,000.00
               Total..........................  $25,923.03

Item 15.  Indemnification of Directors and Officers.

     The Section 607.0850 of the Florida Business Corporation Act permits, and in some cases requires, the Registrant as a Florida corporation to indemnify a director, officer, employee, or agent of the Registrant, or any person serving at the request of the Registrant in any such capacity with respect to another entity against certain expenses and liabilities incurred as a party to any proceeding, including, among others, a proceeding under the Securities Act of 1933, as amended (the "Securities Act") brought against such person by reason of the fact that such person is or was a director, officer, employee, or agent of the Registrant or is or was serving in such capacity with respect to another entity at the request of the Registrant. With respect to actions, other than in the right of the Registrant, such indemnification is permitted if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful. Termination of any such action by judgment, order, settlement or conviction or a plea of nolo contendere, or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, or with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     With respect to any action threatened, pending or completed in the right of the Registrant to procure a judgment in its favor against any such person, the Registrant may indemnify any such person against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, including the appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which any such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duties to the Registrant unless the Court in which the action was brought determines that despite the adjudication of liability, but in view of all the circumstances in the case, such person is fairly and reasonably entitled to indemnity for such expenses.

     Section 607.0850 also provides that if any such person has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether brought in the right of the Registrant or otherwise, such person shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

     If any director or officer does not succeed upon the merits or otherwise in defense of an action, suit or proceeding, then unless pursuant to a determination made by a court, indemnification by the Registrant shall be made only as authorized in the specific case upon a determination that indemnification of the director or officer is proper because he or she has met the applicable standard of conduct. Any such determination may be made:

     (a) By the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit, or proceeding;

     (b) If such a quorum is not obtainable or, even if obtainable, by a majority vote of a committee duly designated by the Board of Directors (in which Directors who are parties may participate) consisting solely of two or more Directors not at the time parties to the proceeding;

     (c) By independent legal counsel selected by the Board of Directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or if a quorum of the Directors cannot be obtained for paragraph (a) or the committee cannot be designated under paragraph (b) selected by a majority vote of the full Board of Directors (in which Directors who are parties may participate); or

     (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to the proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceedings.

     Section 607.0850 also contains a provision authorizing corporations to purchase and maintain liability insurance on behalf of its directors and officers. For some years the Registrant has maintained an insurance policy which insures directors and officers of the Registrant against amounts the director or officer is obligated to pay in respect of his legal liability, whether actual or asserted, for any negligent act, any error, any omission or any breach of duty which, subject to the applicable limits and terms of the policy, include damages, judgments, settlements, costs of investigation, and costs, charges and expenses incurred in the defense of actions, suits, or proceedings or appeals thereto, subject to the exceptions, limitations and conditions set forth in the policy.

     Under the terms of the Asset Purchase Agreement (the "Purchase Agreement") between the Registrant, as Buyer, and The Treaty Company, as Seller, dated October 20, 1994, the Buyer and Seller have each agreed to indemnify the other and their respective controlling persons, if any, directors and officers against losses, claims, damages, or liabilities to which such persons may become subject under the Securities Act or any other statute or common law, and to reimburse any such person for any reasonable legal or other expenses actually and reasonably incurred by such person in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities, or actions arise out of or are based upon any untrue statement in or omission from, or allegedly untrue statement in or omission from, any registration statement filed under the Securities Act with respect to the shares issued as consideration under the Purchase Agreement; provided, however, that neither the Seller nor any of its respective controlling persons, directors or officers shall be indemnified by the Buyer with respect to any information included in or omitted from any registration statement in reliance upon information furnished by or withheld by the Seller, nor shall the Buyer nor any of its respective controlling persons, directors or officers be indemnified by the Seller except with respect to information included in or omitted from any such registration statement in reliance upon information furnished by or withheld by Seller.

Item 16.  Exhibits.

     (1)  Underwriting agreement - Not applicable.

     (2) Plan of acquisition, reorganization, liquidation or succession:

          2.1 Asset Purchase Agreement between Hughes Supply, Inc. and The Treaty Company dated October 20, 1994 filed as Exhibit 2.1 to Form 10-Q for the quarter ended October 31, 1994 and incorporated herein by reference.

     (4) Instruments defining the rights of security holders, including indentures:

          4.1 A Specimen Stock Certificate representing shares of the Company's common stock, $1.00 par value, filed as Exhibit 4.2 to Form 10-Q for the quarter ended
               October 31, 1984 and incorporated herein by reference.

          4.2  Resolution Approving and Implementing Shareholder
               Rights Plan filed as Exhibit 4.4 to Form 8-K dated
               May 17, 1988 and incorporated herein by reference.

          4.3  Articles of Incorporation filed as Exhibit 3.1 to
               Form 10-Q for the quarter ended July 31, 1994 and incorporated herein by reference.

          4.4 Composite By-Laws filed as Exhibit 3.2 to Form 10-Q for the quarter ended July 31, 1994 and incorporated herein by reference.

     (5)  Opinion re: legality - Opinion of Maguire, Voorhis &
          Wells, P.A. is filed as Exhibit 5 to the Registration
          Statement.

     (8)  Opinion re tax matters - Not applicable.

     (12) Statements re computation of ratios - Not applicable.

     (15) Letter re unaudited interim financial information - Not applicable.

     (23) Consents of experts and counsel:

          23.1 The consent of Coopers & Lybrand is filed as
               Exhibit 23.1 to the Registration Statement.

          23.2 The Consent of Maguire, Voorhis & Wells, P.A. is included in their opinion filed as Exhibit 5 to the Registration Statement.

     (24) Power of attorney - Not applicable.

     (25) Statement of eligibility of trustee - Not applicable.

     (26) Invitations for competitive bids - Not applicable.

     (27) Financial Data Schedules - Not applicable.

     (28) Information from reports furnished to state insurance regulatory authorities - Not applicable.

     (99) Additional exhibits - Not applicable.


Item 17.  Undertakings.

     The undersigned hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) For purposes of determining any liability under the Securities Act of 1933, that each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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
                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on this 6th day of December, 1994.

                         HUGHES SUPPLY, INC.
                         (Registrant)


                         By:  /s/David H. Hughes
                              David H. Hughes, Chairman of the
                              Board, and Chief Executive Officer

                              /s/ J. Stephen Zepf
                              J. Stephen Zepf, Treasurer and
                              Chief Financial Officer, Chief
                              Accounting Officer


                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Hughes,
J. Stephen Zepf and Robert N. Blackford, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                Title               Date


/s/David H. Hughes            Director       December 6, 1994
David H. Hughes


/s/A. Stewart Hall, Jr.       Director       December 6, 1994
A. Stewart Hall, Jr.


/s/Vincent S. Hughes          Director       December 6, 1994
Vincent S. Hughes


/s/Russell V. Hughes          Director       December 6, 1994
Russell V. Hughes


/s/John D. Baker, II          Director       December 6, 1994
John D. Baker, II


/s/Robert N. Blackford        Director       December 12, 1994
Robert N. Blackford


/s/Clifford M. Hames          Director       December 3, 1994
Clifford M. Hames


/s/Herman B. McManaway        Director       December 5, 1994
Herman B. McManaway


/s/John B. Ellis              Director       December 5, 1994
John B. Ellis


/s/Donald C. Martin           Director       December 7, 1994
Donald C. Martin



F:\CORP\032\HUGHES\TREATYS-.4A

                          EXHIBIT INDEX


EXHIBIT                  DESCRIPTION


   5           Opinion re Legality - Opinion of
               Maguire, Voorhis & Wells, P.A.

  23.1         Consent of Coopers & Lybrand


     Item 16 of Part II of this Registration Statement lists the Exhibits which are filed with or incorporated by reference into this Registration Statement. The above listed Exhibits are filed with this Registration Statement and, as set forth in Item 16, all other Exhibits are incorporated herein by reference.





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